UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2016

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2016, IntriCon Corporation (the “Company) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Dougherty & Company LLC (the “Underwriter”) pursuant to which the Company agreed to offer and sell 700,000 shares (the “Shares”) of its common stock, $1.00 par value per share (the “Common Stock”), at a price to the public of $5.25 per Share less an underwriting discount of $0.3675 per Share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 105,000 shares of Common Stock, and the Underwriter elected to exercise such option in full. We also granted the Underwriter a right of first refusal to act, at a minimum, as a co-manager and/or co-placement agent with at least 50.0% of the gross economics for any and all future public or private equity or debt offerings whereby we utilize an investment banking firm. This right of first refusal will be effective only for the twelve-month period following the closing date of the offering.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On May 18, 2016, the Company completed the issuance and sale of 805,000 shares of Common Stock pursuant to the Underwriting Agreement at a price to the public of $5.25 per Share (the “Offering”), including 105,000 shares issued and sold upon the exercise in full by the Underwriter of its option to purchase additional shares. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $3.63 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The offering of Common Stock has been registered under the Securities Act by a registration statement on Form S-3 (File No. 333- 200182) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, and (ii) the validity opinion with respect to the shares of Common Stock sold in the Offering.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2016, between the Company and Dougherty & Company LLC.
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: May 18, 2016

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2016, between the Company and Dougherty & Company LLC.
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)